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IMAX CORPORATION                                                    Exhibit 11
STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
Expressed in thousands, except per share amounts
--------------------------------------------------------------------------------

                                                                  THREE MONTHS ENDED
                                          -----------------------------------------------------------------
                                                  SEPTEMBER 30, 1997                SEPTEMBER 30, 1996
                                          ---------------------------------     ---------------------------
                                                   PRIMARY           FULLY         PRIMARY           FULLY
                                                                   DILUTED                         DILUTED
                                          ----------------    ------------    ------------    ------------

   NET EARNINGS                                    $ 5,485         $ 5,485         $ 4,244         $ 4,244
   Less:   Preferred dividends                         (43)            (43)            (42)            (42)
           Preferred accretion                         (41)            (41)            (36)            (36)
                                          ----------------    ------------    ------------    ------------

   Net earnings available to common
    shareholders                                   $ 5,401         $ 5,401         $ 4,166         $ 4,166
                                          ================    ============    ============    ============

   WEIGHTED AVERAGE SHARES CALCULATION:

   Number of common shares outstanding
    at beginning of period                          27,886          27,886          28,154          28,154

   Weighted average shares
    Issued pursuant to employment contract               3               3               4               4
    Options exercised                                1,114           1,114             232             232
    Shares repurchased                                   -               -            (660)           (660)

   Assumed exercise of stock options, net
    of shares assumed acquired under the
    Treasury Stock Method                            1,377           1,379           1,924           1,982
                                          ----------------    ------------    ------------    ------------

   SHARES USED IN COMPUTING PER SHARE
    AMOUNTS                                         30,380          30,382          29,654          29,712
                                          ================    ============    ============    ============

   WEIGHTED AVERAGE PER SHARE AMOUNTS                $0.18           $0.18           $0.14           $0.14
                                          ================    ============    ============    ============

                                                                  NINE MONTHS ENDED
                                          -----------------------------------------------------------------
                                                  SEPTEMBER 30, 1997                SEPTEMBER 30, 1996
                                          ---------------------------------     ---------------------------
                                                   PRIMARY           FULLY         PRIMARY           FULLY
                                                                   DILUTED                         DILUTED
                                          ----------------    ------------    ------------    ------------
   NET EARNINGS                                    $13,331         $13,331         $10,506         $10,506
   Less:   Preferred dividends                        (128)           (128)           (127)           (127)
           Preferred accretion                        (119)           (119)           (104)           (104)
                                          ----------------    ------------    ------------    ------------

   Net earnings available to common
    shareholders                                   $13,084         $13,084         $10,275         $10,275
                                          ================    ============    ============    ============

   WEIGHTED AVERAGE SHARES CALCULATION:

   Number of common shares outstanding
    at beginning of period                          27,886          27,886          28,154          28,154

   Weighted average shares
    Issued pursuant to employment contract               1               1               -               -
    Options exercised                                  481             481             112             112
    Shares repurchased                                   -               -            (416)           (416)

   Assumed exercise of stock options, net
    of shares assumed acquired under the
    Treasury Stock Method                            1,696           1,708           2,128           2,242
                                          ----------------    ------------    ------------    ------------

   SHARES USED IN COMPUTING PER SHARE
    AMOUNTS                                         30,064          30,076          29,978          30,092
                                          ================    ============    ============    ============

   WEIGHTED AVERAGE PER SHARE AMOUNTS                $0.44           $0.44           $0.34           $0.34
                                          ================    ============    ============    ============
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